UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2025

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

Maryland	333-285836	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

At a Special Meeting of Stockholders of Lake Shore Bancorp, Inc. ( “Lake Shore Federal Bancorp”) and a Special Meeting of Members of Lake Shore, MHC, both held on July 1, 2025, the stockholders of Lake Shore Federal Bancorp and the members of Lake Shore, MHC, the mutual holding company parent of Lake Shore Federal Bancorp and Lake Shore Savings Bank (the “Bank”), approved Lake Shore, MHC’s Amended and Restated Plan of Conversion and Reorganization, whereby Lake Shore, MHC and Lake Shore Federal Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure. In addition, the Bank will convert from a federal savings bank to a New York chartered commercial bank.

A copy of the press release is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

99.1 Press Release dated July 1, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

/s/ Taylor M. Gilden

By: Taylor M. Gilden

Title: Chief Financial Officer and Treasurer

Date: July 1, 2025